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                                                                     Exhibit 4.7

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

No. _______

                               WARRANT TO PURCHASE

                                 SHARES OF STOCK

                                       OF

                            VIE FINANCIAL GROUP, INC.

         This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, SOFTBANK Capital Partners LP, a Delaware limited partnership (the "Holder"), or its registered assigns, is entitled, subject to the terms and conditions set forth below, to purchase from Vie Financial Group, Inc., a Delaware corporation (the "Corporation"), 2,232,054 validly issued, fully paid and nonassessable shares of Stock (as defined below), or, if the Corporation completes a Financing (as defined below), such number of validly issued, fully paid and nonassessable shares of Stock, or, in the circumstances provided for in Section 12 hereof, preferred stock of the Corporation as set forth in said Section 12, as is equal to $99,996 divided by the Financing Price Per Share (as defined below) (such shares, the "Warrant Shares"), at a purchase price (the "Exercise Price") determined in accordance with Section 2 below. The number, character and Exercise Price of the Warrant Shares are subject to adjustment as provided below and all references to "Warrant Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time, and from time to time, during the term (the "Exercise Period") commencing on the date of this Warrant (the "Issue Date") and ending at 5:00 p.m., San Francisco time, on December 30, 2005.

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         2.  Exercise Price.

         (a) Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $0.0448 per Warrant Share, except that if the Corporation completes one or more issuances and sales of Stock (or securities convertible into or exercisable for Stock) on or before the date six months following the Issue Date for aggregate gross proceeds of at least $2,000,000 (a "Financing"), the Exercise Price per Warrant Share at which this Warrant may be exercised shall be the lowest price per share at which shares of Stock are issued and sold (or convertible upon conversion or exercisable upon exercise of securities issued and sold) in such Financing (the "Financing Price Per Share"), as adjusted from time to time pursuant to Sections 9, 10 and 11 hereof.

         (b) Stock. The term "Stock" shall mean the Common Stock, par value $0.01 per share, of the Corporation.

         3.  Exercise of Warrant.

         (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part by (i) the surrender of this Warrant to the Corporation, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Corporation during the Exercise Period and (ii) the payment to the Corporation, for the account of the Corporation, in cash, by wire transfer of immediately available funds to a bank account specified by the Corporation, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America. The Corporation agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within ten
(10) days thereafter. If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares for any cash dividends paid or payable to holders of record of Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

         (b) Net Issue Exercise. Notwithstanding any provision herein to the contrary, if the Fair Market Value (as defined below) of one Warrant Share is greater than the Exercise Price (as of the date of calculation as set forth below), the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion, with the Notice of Exercise annexed hereto duly executed and indicating the election of a net issue exercise, at the principal office of the Corporation.

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Thereupon, the Corporation shall issue to the Holder such number of validly issued, fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                             X=Y(A-B)
                                               ------
                                                  A

                where:  X =     the number of Warrant Shares to be issued to the
                                Holder pursuant to this Section 2.

                        Y = the number of Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.

                        A = the Fair Market Value of one Warrant Share, as determined at the time the net issue election is made pursuant to this Section 2.

                        B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2.

"Fair Market Value" of one Warrant Share as of a particular date (the "Determination Date") shall mean:

            (i) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Stock shall be deemed to be the average of the closing or last reported sale prices of the Stock on such exchange or market as published in The Wall Street Journal, Western Edition, over the five day period ending five business days prior to the Determination Date;

            (ii) If otherwise traded in an over-the-counter market, the fair market value of the Stock shall be deemed to be the average of the closing ask prices of the Stock as quoted in the Over-The-Counter Market Summary over the five day period ending five business days prior to the Determination Date; and

            (iii) If there is no public market for the Stock, then fair market value shall be determined in good faith by the Board of Directors of the Corporation (the "Board of Directors").

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall make a cash payment equal to the Fair Market Value of one Warrant Share multiplied by such fraction.

         5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably

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satisfactory in form and substance to the Corporation or, in the case of mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Corporation that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         7.  Transfer of Warrant.

         (a) Warrant Register. The Corporation will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register or transfer this Warrant in accordance with this
Section 7 by written notice to the Corporation requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until receipt by the Corporation of written notice from the Holder requesting a change of address or the transfer of this Warrant, the Corporation may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

         (b) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters reasonably satisfactory to the Corporation, if such are requested by the Corporation). Notwithstanding the foregoing, no investment representation letter shall be required for any transfer of this Warrant (or any portion thereof) or any Warrant Shares by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(b). In addition, if the holder of the Warrant (or any portion thereof) or any Warrant Shares delivers to the Corporation an unqualified opinion of counsel that no subsequent transfer of such Warrant or Warrant Shares shall require registration under the Securities Act of 1933, as amended (the "Securities Act"), the Corporation shall, upon such contemplated transfer, promptly deliver new documents/certificates for such Warrant or Warrant Shares that do not bear the legend set forth in Section 7(e)(ii) hereof. Subject to the provisions of this Warrant with respect to compliance with all applicable federal and state securities laws, title to this Warrant may

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be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

         (c) Holder's Permitted Transfers. Notwithstanding the foregoing and subject to all applicable federal and state securities laws and regulations, Holder may assign, in whole or in part, its rights hereunder or transfer Warrant Shares to an entity which is an affiliate of Holder, including, without limitation, any partnership or other entity of which Holder or an affiliate of Holder is a general partner or has investment discretion.

         (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for transfer with the Assignment Form properly completed and executed and subject to the provisions of this Warrant with respect to compliance with all applicable federal and state securities laws and with the limitations on assignments and transfers and contained in this Section 7, the Corporation at its expense shall issue, on the order of the Holder, a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof.

         (e) Compliance with Securities Laws.

             (i) The Holder of this Warrant, by acceptance hereof, represents and warrants that this Warrant and the Warrant Shares are being or will be acquired solely for the Holder's own account and for investment and not as a nominee for any other party, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

             (ii) This Warrant and the Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

             (iii) The Corporation agrees to remove promptly, upon the request of the Holder, the legend set forth in Section 7(e)(ii) hereof from the Warrant Shares at such time as such Warrant Shares are eligible for resale under Rule 144(k) under the Securities Act (or any successor provision).

     8. Further Covenants. The Corporation agrees that it will not, by amendment of its Certificate of Incorporation (the "Certificate") or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed hereunder by the Corporation. The Corporation covenants that all Warrant Shares issued upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of such issuance (other than taxes in respect of any transfer occurring contemporaneously). The Corporation agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of this Warrant.

     9. Adjustments to Exercise Price and Number of Warrant Shares for Certain Diluting Issues.

     (a) For purposes of this Section 9, the following definitions shall apply:

     "Additional Shares of Common Stock" shall mean all shares of Stock issued by the Corporation after the Issue Date, other than shares of Stock:

         (i) issued or issuable upon exercise of Options to purchase Stock issued by the Corporation to its employees, directors or consultants with the approval of the Board of Directors; and

         (ii) for which the number shares of Stock to be received by the Holder has been adjusted pursuant to Section 10 or Section 11.

     "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for shares of Stock.

     "Option" or "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Stock or Convertible Securities.

     (b) No Adjustment of Exercise Price or Number of Warrant Shares Issuable. Any provision herein to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant shall be made in respect of the issuance or deemed issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Exercise Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Share of Common Stock.

     (c) Adjustment of Exercise Price and Warrant Shares Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect on the date of, and immediately prior to, such issue, then and in such event, (i) the Exercise Price then in effect shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction (the "Adjustment Fraction") (A) the numerator of which shall be (1) the number of shares of Stock outstanding immediately prior to such issue, plus (2) the number of shares of Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and (B) the denominator of which shall be (1) the number of shares of Stock outstanding immediately prior to such issue, plus (2) the number of such Additional Shares of Common Stock so issued; provided that for the purposes of the above calculation, all shares of Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and (ii) the number of Warrant Shares then issuable upon the exercise of this Warrant shall be increased, concurrently with the foregoing adjustment to the Exercise Price, to an amount determined by dividing the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by the Adjustment Fraction.

     (d) Determination of Consideration. For purposes of this Section 9, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

         (i)  Cash and Property. Such consideration shall:

              (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

              (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

              (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

         (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock relating to Options and Convertible Securities shall be determined by dividing

              (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options and Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

              (B) the maximum number of shares of Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (e) Deemed Issuances of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or in the case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to an adjustment of the Exercise Price or number of Warrant Shares unless the consideration per share (determined pursuant to Section 9(d)) of such Additional Shares of Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

         (i) no further adjustment in the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon the subsequent issue of Convertible Securities or shares of Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

         (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

         (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

              (a) in the case of Convertible Securities or Options for Stock, the only Additional Shares of Common Stock issued were the shares of Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

              (b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 9(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

         (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of either increasing the Exercise Price to an amount which exceeds the lower of (A) the Exercise Price on the original adjustment date, and (B) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, or decreasing the number of Warrants Shares to an amount which is less than the greater of (A) the number of Warrant Shares on the original adjustment date, and
(B) the number of Warrant Shares that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

         (v) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant, which became effective on such record date, shall be canceled as of the close of business on such record date, and thereafter such Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted pursuant to Section 9(c) as of the actual date of their issuance.

     10. Adjustments for Reclassifications and Reorganizations. If the Stock which the Corporation shall be required to deliver to the Holder shall be exchanged for or changed into any other class or series of capital stock of any issuer, cash or any other property, right, or form of consideration, whether by capital reorganization, reclassification, merger, consolidation, reorganization or otherwise, then the number of shares of Stock that the Corporation shall be required to deliver to the Holder shall, concurrently with the effectiveness of such reorganization, reclassification, merger, consolidation, reorganization or other event, be modified so that the number of shares of Stock which the Holder would otherwise have been entitled to receive and the Corporation would otherwise have been required to deliver shall be replaced by such number of shares of the class or series of capital stock, and such amount of cash or other property, right, or consideration, as the case may be, into which the shares of Stock to be delivered to the Holder immediately before such event would have been converted or exchanged by a holder of such shares (assuming such Holder exercised any rights of election to receive cash in such transaction but otherwise did not exercise any rights to elect to receive any particular form of consideration). In the event of an increase or decrease in the number of shares of Stock the Holder is entitled to receive and the Corporation is required to deliver as a result of the preceding sentence, the Exercise Price shall be proportionately decreased or increase, respectively.

     11. Adjustments for Stock Splits and Dividends. If the Stock which the Corporation shall be required to deliver to the Holder shall be subdivided into a greater number of shares or consolidated into a lesser number of shares or a dividend shall be paid in respect of such Stock, then, concurrently with the effectiveness of such subdivision or consolidation or immediately after the record date of such dividend, this Warrant shall represent the right of the Holder to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, such number of shares of the class or series of capital stock, and such amount of cash or other property, right, or consideration, as the case may be, if any (assuming such Holder exercised any rights of election to receive any such dividend in cash but otherwise did not exercise any rights to elect to receive any particular form of consideration), that such Holder would hold on the date of such event had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for by the provisions of Sections 9, 10 and 11.

     12.  Holder's Preferred Stock.

     (a) If the Corporation does not have available for issuance the Warrant Shares as required in the event of an exercise of this Warrant, the Corporation shall use its best efforts to cause its certificate of incorporation to be amended promptly to increase the number of authorized shares of Stock such that there are a sufficient number of shares of Stock available for issuance upon such exercise.

         (b) Notwithstanding Section 12(a) above, if at the time of an exercise the Corporation does not have available for issuance a sufficient number of shares of Stock to issue the Warrant Shares, upon such exercise the Holder shall be entitled to:

             (i)   such number of shares of Stock as are available for issuance;
and

             (ii) a number of shares of a new series of preferred stock (which the Corporation shall use its best efforts to create) ("Holder's Preferred Stock") as shall have, in the aggregate, rights, privileges and preferences (including without limitation with respect to dividends, voting and rights upon liquidation or dissolution of the Corporation) at least as favorable to the Holder as, and which shall be convertible at any time into, the Warrant Shares (subject to anti-dilution adjustments and other provisions at least as favorable to the Holder as set forth in Sections 9, 10 and 11), less the number of shares of Stock actually issued pursuant to Section 12(b)(i) above.

         (c) If the Stock which the Corporation shall be required to deliver to the Holder pursuant to conversion of Holder's Preferred Stock as provided by
Section 12(b)(ii) above shall be exchanged for or changed into any other class or series of capital stock of any issuer, cash or any other property, right or form of consideration, whether by capital reorganization, reclassification, merger, consolidation, reorganization or otherwise, then the number of shares of Stock that the Corporation shall be required to deliver to the Holder pursuant to such Section 12(b)(ii) shall, concurrently with the effectiveness of such reorganization, reclassification, merger, consolidation, reorganization or other event, be modified so that the number of shares of Stock which the Holder would otherwise have been entitled to receive and the Corporation would otherwise have been required to deliver pursuant to such Section 12(b)(ii) shall be replaced by such number of shares of the class or series of capital stock, such amount of cash or other property, right, or consideration, as the case may be, into which the shares of Stock to be delivered to the Holder pursuant to such Section 12(b)(ii) immediately before such event would have been converted or exchanged by a holder of such shares (assuming such holder exercised any rights of election to receive cash in such transaction but otherwise did not exercise any rights to elect to receive any particular form of consideration).

         (d) For so long as the Holder holds Holder's Preferred Stock, the Corporation shall be under a continuing obligation to use its best efforts to make available, and maintain the availability of, a sufficient number of shares of Stock (as adjusted pursuant to Section 12(c) above) to allow the conversion of the Holder's Preferred Stock into such Stock as provided in Section 12(c) above.

         13. Carryover. Notwithstanding any other provision herein, no adjustment shall be made to the number of Warrant Shares or to the Exercise Price if the adjustment to the number of Warrant Shares represents less than 1% of the number of Warrant Shares to be so delivered, but any lesser adjustment to the number of Warrant Shares and to the Exercise Price shall be carried forward and shall be made, together with the next subsequent adjustment, as applicable, at the time which the adjustment to the number of Warrant Shares, together with any adjustments to the number of Warrant Shares so carried forward, shall amount to 1% or more of the number of Warrant Shares to be so delivered.

         14. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant pursuant to Sections 9, 10, 11 and 12, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate certified by the Corporation's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Exercise Price in effect at that time, and (iii) the number of Warrant Shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

         15. Notices.

         (a) In case:

             (i) the Corporation shall take a record of holders of its Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

             (ii) of any capital reorganization of the Corporation, any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation, or any conveyance of all or substantially all of the assets of the Corporation to another corporation;

             (iii) of any voluntary dissolution, liquidation or winding-up of the Corporation; or

             (iv)  of any redemption or conversion of all outstanding Stock;

then, and in each such case, the Corporation will mail or cause to be mailed by first class mail or will hand deliver to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date therein specified.

         (b) All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Warrant shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand; (ii) upon the third day after such notice is
(1) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (2) sent by a nationally recognized overnight express courier; or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice.

         16. Amendments.

         (a) Any term of this Warrant may be amended with the written consent of the Corporation and the Holder of this Warrant. Any amendment effected in accordance with this Section 16(a) shall be binding upon each future holder of such Warrant and the Corporation.

         (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         17. Miscellaneous.

         (a) This Warrant shall be governed by and construed in accordance with New York law, without regard to the conflict of laws provisions thereof.

         (b) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. New York time on the business day following such Saturday, Sunday or recognized holiday.

         (c) This Warrant may be executed in counterparts each of which is deemed an original but all of which taken together constitute one instrument.

         IN WITNESS WHEREOF, Vie Financial Group, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

         Dated:  December 30, 2002

                                           VIE FINANCIAL GROUP, INC.


                                           By: _________________________________

                                           Title: ______________________________

                                      D-14